NEWS RELEASE

FOR IMMEDIATE RELEASE
Concentra Announces Results For Its Third Quarter Ended September 30, 2026
and Raises FY 2026 Guidance
DALLAS — November 5, 2026 — Concentra Group Holdings Parent, Inc. (“Concentra”, the “Company”, “we”, “us”, or “our”) (NYSE: CON), the nation’s largest provider of occupational health services by number of locations, today announced results for the third quarter ended September 30, 2026, declaration of a cash dividend, and raised its full-year 2026 guidance. The quarter included revenue growth of 8.6% year over year, net income attributable to the Company growth of 36.5% year over year, Adjusted EBITDA growth of 17.9% year over year, and a net leverage ratio of 2.90x.
As previously announced, effective November 1, 2026, (i) Matt DiCanio succeeded Keith Newton as president and chief executive officer, (ii) Tanner Newton became executive vice president and chief financial officer, and (iii) Keith Newton transitioned to executive chairman of the Company’s Board of Directors (the “Board”).
“Concentra delivered another strong quarter, reflecting the consistency of our operating model and the strength of our team,” said Keith Newton, executive chairman of the Board. “Over the past 50 years, we have built a market-leading occupational health company with a clear strategy for growth. With Matt assuming the CEO role, Concentra enters its next chapter with strong momentum, an experienced leadership team and significant opportunities to expand our reach and serve more employers and patients.”
“Our third-quarter results demonstrate our ability to translate strong operating performance into profitable growth,” said Matt DiCanio, president and chief executive officer. “We expanded our footprint, strengthened the balance sheet and returned capital to shareholders. The increase in full-year guidance reflects confidence in Concentra’s performance and continued momentum. Our focus remains on disciplined growth, operational excellence and delivering high-quality care while creating long-term value for customers, patients and shareholders.”
Third Quarter 2026 Highlights
•Revenue of $622.1 million, an increase of 8.6% from $572.8 million in Q3 2025
•Net income of $67.8 million, an increase of 36.0% from $49.8 million in Q3 2025
•Net income attributable to the Company of $65.9 million, and Adjusted Net Income Attributable to the Company of $66.1 million, an increase of 36.5% and 32.5% over prior year, respectively
•Earnings per share of $0.52 and Adjusted Earnings per Share of $0.52, an increase of 36.8% and 33.3% over prior year, respectively
•Adjusted EBITDA of $140.2 million an increase of 17.9% from $118.9 million in Q3 2025
•Net income margin increased to 10.9%, an expansion of 220 basis points year over year
•Adjusted EBITDA Margin increased to 22.5%, an expansion of 178 basis points year over year
•Patient visits of 3,731,956, or 58,312 visits per day, an increase of 4.9% from 55,589 visits per day in Q3 2025
•Revenue per visit of $152.14, an increase of 3.3% from $147.31 in Q3 2025
•Net cash provided by operating activities of $51.9 million and Free Cash Flow of $32.2 million
•Repurchased 1.0 million shares of common stock totaling $34.65 million
•Cash balance of $85.8 million and a net leverage ratio of 2.90x
•Repaid $52.4 million on our term loan due 2031
•Received a corporate credit rating upgrade from S&P Global, from BB- to BB, and a revised outlook from Moody’s, from stable to positive
•Total occupational health centers of 639, compared to 628 at the end of Q3 2025
•Opened three de novo occupational health centers in Kansas City, Boise, and Daytona Beach
•Completed the acquisition of a four-center occupational health practice in Minnesota
•Total onsite health clinics of 423, compared to 413 at the end of Q3 2025

The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release. The definition of Adjusted EBITDA Margin and a reconciliation of net income margin to Adjusted EBITDA Margin are presented in table X of this release. The definition of Adjusted Earnings per Share and a reconciliation of net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis are presented in table XI of this release. The definition of Free Cash Flow and a reconciliation of net cash provided by operating activities to Free Cash Flow are presented in table XII of this release.
Balance Sheet
As of September 30, 2026, our balance sheet reflected cash of $85.8 million, total debt of $1,521.3 million and total assets of $3,011.6 million. Concentra’s net leverage ratio as of September 30, 2026 was 2.90x, which was in compliance with the financial covenant under our credit agreement.
Cash Flow
Cash flows provided by operating activities in the third quarter ended September 30, 2026 totaled $51.9 million compared to $60.6 million for the same quarter of the prior year. During the third quarter ended September 30, 2026, cash flow from investing activities resulted in cash used of $25.9 million, including capital expenditures of $22.5 million and business acquisitions of $6.2 million, partially offset by proceeds from sale of assets of $2.8 million. Concentra had Free Cash Flow of $32.2 million in the third quarter ended September 30, 2026, compared to $40.2 million for the same quarter of the prior year. Cash flow from financing activities used $98.2 million for the quarter, driven primarily by $52.4 million in repayments on the term loan, $34.7 million in repurchases of shares of common stock and $8.0 million in dividend payments. This resulted in a net decrease in cash of $72.2 million for the quarter.
Dividend
On November 4, 2026, the Board declared a cash dividend of $0.0625 per share. The dividend will be payable on or about December 4, 2026, to stockholders of record as of the close of business on November 19, 2026.
There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of the Board after taking various factors into account, including, but not limited to, the Company’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of indebtedness, and other factors the Board may deem to be relevant.
2026 Share Repurchase Program
On November 4, 2026, the Board authorized a new share repurchase program to repurchase up to $250 million of the Company’s outstanding common stock with no expiration date (the “2026 Share Repurchase Program”). The 2026 Share Repurchase Program is in addition to the Company’s existing share repurchase program authorized in November 2025. Stock repurchases under the 2026 Share Repurchase Program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as the Board deems appropriate. The authorization of the 2026 Share Repurchase Program does not obligate the Company to repurchase any shares.
2026 Business Outlook
Concentra raised its financial guidance for 2026. We now expect to deliver the following results:

•Revenue in the range of $2.360 billion to $2.380 billion
•Adjusted EBITDA in the range of $505 million to $510 million
•Free Cash Flow in the range of $220 million to $240 million
•Capital expenditures in the range of $70 million to $80 million(1)
(1) Excluding acquisitions, and net of proceeds from sale of assets.
A reconciliation of full year 2026 Adjusted EBITDA expectations to net income is presented in table XIII of this release. A reconciliation of full year 2026 Free Cash Flow expectations to net cash provided by operating activities is presented in table XIV of this release.

Company Overview
Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our approximately 13,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care. We support the care of approximately 55,000(1) patients each business day on average across 46 states and the District of Columbia at our 639 occupational health centers, 423 onsite health clinics at employer worksites, and Concentra Telemed as of September 30, 2026.
(1) As of TTM September 30, 2026.
Conference Call
Concentra will host a conference call regarding its third quarter financial results and business outlook on Friday, November 6, 2026, at 9 a.m. Eastern Time. The conference call will be a live webcast and can be accessed via this Earnings Call Webcast Link or via Concentra’s website at https://ir.concentra.com. A replay of the webcast will be available shortly after the call at the same locations.
Participants may join the audio-only version of the webcast or participate in the question-and-answer session by calling:
Toll Free: 888-506-0062
International: 973-528-0011
Participant Access: All dial-in participants should ask to join the Concentra call.

* * * * *
Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Concentra’s 2026 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:
•The frequency of work-related injuries and illnesses;
•Adverse changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks;
•Changes to regulations, new interpretations of existing regulations, or violations of regulations;
•State fee schedule changes undertaken by state workers’ compensation boards or commissions and other third-party payors;
•Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;
•Labor shortages, increased employee turnover or costs, and union activity could significantly increase our operating costs;
•Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;
•The impacts of any security breaches, cyberattacks, loss of data, or cybersecurity threats or incidents involving our, or our third-party vendors’, information technology systems, and any failure to comply with legal requirements related to data privacy, interoperability or data protection, including those governing the privacy and security of health information or other regulated, sensitive or confidential information;
•Negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;
•Significant legal actions could subject us to substantial uninsured liabilities;
•Litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements;
•Insurance coverage may not be sufficient to cover losses we may incur;
•Acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities;
•Our exposure to additional risk due to our reliance on third parties in many aspects of our business;
•Our ability to manage relationships with managed affiliated professional medical groups;
•Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information;
•Compliance with applicable data interoperability and information blocking rules;
•Facility licensure requirements in some states are costly and time-consuming, limiting or delaying our operations;
•Our ability to adequately protect and enforce our intellectual property and other proprietary rights;
•Adverse economic conditions in the U.S. or globally;
•Any negative impact on the global economy and capital markets resulting from geopolitical tensions;
•The impact of impairment of our goodwill and other intangible assets;
•Our ability to maintain satisfactory credit ratings;

•The effects of the separation from Select Medical Corporation (“Select”) on our business;
•The negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease;
•The loss of key members of our management team;
•Our ability to attract and retain talented, highly skilled employees and a diverse workforce, and the succession of our senior management;
•Climate change, or legal, regulatory or market measures to address climate change;
•Increasing scrutiny and rapidly evolving expectations from stakeholders regarding ESG matters; and
•Changes in tax laws or exposures to additional tax liabilities.
Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results or performance.
Investor and media inquiries:

Bill Chapman
Senior Vice President, Strategy & Investor Relations
972-725-6488
ir@concentra.com
SOURCE: Concentra Group Holdings Parent, Inc.

I. Condensed Consolidated Statements of Operations
For the Three Months Ended September 30, 2026 and 2025
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,
	2026	2025	% Change
Revenue	$622,122	$572,800	8.6%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	426,650	405,535	5.2
General and administrative, exclusive of depreciation and amortization(1)	60,928	52,884	15.2
Depreciation and amortization	20,152	19,909	1.2
Total costs and expenses	507,730	478,328	6.1
Other operating income, net	807	—	N/M
Income from operations	115,199	94,472	21.9
Other income and expense:
Interest expense	(25,163)	(28,683)	(12.3)
Income before income taxes	90,036	65,789	36.9
Income tax expense	22,266	15,967	39.5
Net income	67,770	49,822	36.0
Less: net income attributable to non-controlling interests	1,884	1,563	20.5
Net income attributable to the Company	$65,886	$48,259	36.5%

Basic and diluted earnings per common share:(2)	$0.52	$0.38
_________________________________________
(1)    Includes transition services agreement fees of $0.4 million and $2.7 million for the three months ended September 30, 2026 and 2025, respectively.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful.

II. Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2026 and 2025
(In thousands, except per share amounts, unaudited)

	Nine Months Ended September 30,
	2026	2025	% Change
Revenue	$1,797,707	$1,624,337	10.7%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,239,669	1,151,970	7.6
General and administrative, exclusive of depreciation and amortization(1)	172,885	152,528	13.3
Depreciation and amortization	59,699	55,526	7.5
Total costs and expenses	1,472,253	1,360,024	8.3
Other operating income, net	423	20	N/M
Income from operations	325,877	264,333	23.3
Other income and expense:
Loss on early retirement of debt	—	(875)	N/M
Interest expense	(76,889)	(82,424)	(6.7)
Income before income taxes	248,988	181,034	37.5
Income tax expense	61,627	44,376	38.9
Net income	187,361	136,658	37.1
Less: net income attributable to non-controlling interests	5,688	4,928	15.4
Net income attributable to the Company	$181,673	$131,730	37.9%

Basic and diluted earnings per common share:(2)	$1.42	$1.03
_________________________________________
(1)    Includes transition services agreement fees of $3.0 million and $9.9 million for the nine months ended September 30, 2026 and 2025, respectively.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful.

III. Earnings per Share
For the Three and Nine Months Ended September 30, 2026 and 2025
(In thousands, except per share amounts, unaudited)
As of September 30, 2026 and 2025, the Company’s capital structure consists of common stock and unvested restricted stock. To calculate earnings per share (“EPS”) for the three and nine months ended September 30, 2026 and 2025, the Company applied the two-class method because its unvested restricted shares were participating securities.
The following table sets forth the net income attributable to the Company, its shares, and its participating shares:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$67,770	$49,822	$187,361	$136,658
Less: net income attributable to non-controlling interests	1,884	1,563	5,688	4,928
Net income attributable to the Company	65,886	48,259	181,673	131,730
Less: distributed and undistributed net income attributable to participating securities	1,388	573	3,826	1,558
Distributed and undistributed net income attributable to common shares	$64,498	$47,686	$177,847	$130,172
The following table sets forth the computation of EPS under the two-class method:

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$64,498	124,426	$0.52	$47,686	126,647	$0.38
Participating securities	1,388	2,678	$0.52	573	1,523	$0.38
Total Company	$65,886	127,104	$0.52	$48,259	128,170	$0.38

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$177,847	125,098	$1.42	$130,172	126,647	$1.03
Participating securities	3,826	2,691	$1.42	1,558	1,516	$1.03
Total Company	$181,673	127,789	$1.42	$131,730	128,163	$1.03
_________________________________________
(1)    Represents the weighted average shares outstanding during the period.

IV. Condensed Consolidated Balance Sheets
(In thousands, except par value and share data, unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$85,820	$79,899
Accounts receivable	320,258	257,900
Prepaid expenses and other current assets	53,581	45,299
Total current assets	459,659	383,098
Operating lease right-of-use assets	557,842	483,652
Property and equipment, net	240,263	225,309
Goodwill	1,482,881	1,479,192
Other identifiable intangible assets, net	227,852	242,556
Non-current deferred tax asset	24,754	24,120
Other assets	18,385	20,461
Total assets	$3,011,636	$2,858,388
LIABILITIES AND EQUITY
Current liabilities:
Current operating lease liabilities	$87,940	$84,582
Current portion of long-term debt and notes payable	11,604	10,738
Accounts payable	34,548	21,005
Accrued and other liabilities	218,885	220,922
Total current liabilities	352,977	337,247
Non-current operating lease liabilities	519,237	443,642
Long-term debt, net of current portion	1,509,669	1,563,658
Non-current deferred tax liability	48,633	48,906
Other non-current liabilities	44,355	44,506
Total liabilities	2,474,871	2,437,959

Redeemable non-controlling interests	22,014	19,404
Stockholders’ equity:
Common stock, $0.01 par value, 700,000,000 shares authorized, 126,517,736 and 128,633,374 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	1,266	1,286
Capital in excess of par	200,527	248,899
Retained earnings	301,714	146,448
Accumulated other comprehensive income (loss)	3,477	(3,352)
Total stockholders’ equity	506,984	393,281
Non-controlling interests	7,767	7,744
Total equity	514,751	401,025
Total liabilities and equity	$3,011,636	$2,858,388

V. Condensed Consolidated Statements of Cash Flows
For the Three Months Ended September 30, 2026 and 2025
(In thousands, unaudited)

	Three Months Ended September 30,
	2026	2025
Operating activities
Net income	$67,770	$49,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,152	19,909
Stock compensation expense	4,546	2,330
Amortization of debt discount and issuance costs	1,043	994
Deferred income taxes	(1,588)	11,370
Other	242	(707)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(20,501)	(7,597)
Other current assets	(383)	2,076
Other assets	(79,143)	2,217
Accounts payable and accrued liabilities	59,732	(19,787)
Net cash provided by operating activities	51,870	60,627
Investing activities
Business combinations, net of cash acquired	(6,235)	—
Purchases of property and equipment	(22,466)	(21,209)
Proceeds from sale of assets	2,821	741
Net cash used in investing activities	(25,880)	(20,468)
Financing activities
Payments on revolving facilities	—	(50,000)
Payments on term loans	(52,375)	(2,375)
Principal payments on other debt	(1,427)	(2,042)
Dividends paid to common stockholders	(7,970)	(8,011)
Repurchase of common shares	(34,650)	—
Distributions to non-controlling interests	(1,786)	(1,662)
Net cash used in financing activities	(98,208)	(64,090)
Net decrease in cash	(72,218)	(23,931)
Cash at beginning of period	158,038	73,872
Cash at end of period	$85,820	$49,941
Supplemental information
Cash paid for interest	$36,559	$39,703
Cash paid for taxes	$31,615	$3,624

VI. Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2026 and 2025
(In thousands, unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$187,361	$136,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,699	55,526
Loss on early retirement of debt	—	51
Stock compensation expense	12,811	6,884
Amortization of debt discount and issuance costs	3,115	2,965
Deferred income taxes	(3,094)	9,165
Other	749	400
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(62,476)	(33,848)
Other current assets	(5,569)	(5,705)
Other assets	(75,566)	4,520
Accounts payable and accrued liabilities	91,069	(15,911)
Net cash provided by operating activities	208,099	160,705
Investing activities
Business combinations, net of cash acquired	(9,995)	(333,300)
Purchases of property and equipment	(49,219)	(62,167)
Proceeds from sale of assets	4,291	742
Net cash used in investing activities	(54,923)	(394,725)
Financing activities
Borrowings on revolving facilities	—	85,000
Payments on revolving facilities	—	(50,000)
Proceeds from term loans, net of issuance costs	—	948,848
Payments on term loans	(57,125)	(852,625)
Borrowings of other debt	4,912	6,575
Principal payments on other debt	(4,976)	(8,547)
Dividends paid to common stockholders	(23,979)	(24,032)
Repurchase of common shares	(60,604)	—
Distributions to non-controlling interests	(5,483)	(4,513)
Net cash (used in) provided by financing activities	(147,255)	100,706
Net increase (decrease) in cash	5,921	(133,314)
Cash at beginning of period	79,899	183,255
Cash at end of period	$85,820	$49,941
Supplemental information
Cash paid for interest	$86,760	$94,135
Cash paid for taxes	$65,999	$39,192

VII. Disaggregated Revenue
For the Three and Nine Months Ended September 30, 2026 and 2025
(In thousands, unaudited)
The following table disaggregates the Company’s revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Occupational health centers:
Workers’ compensation	$370,512	$343,454	$1,069,419	$977,752
Employer services	190,547	173,230	546,072	507,688
Consumer health	6,732	7,395	21,455	23,183
Other occupational health center revenue	1,882	1,953	6,145	6,469
Total occupational health center revenue	569,673	526,032	1,643,091	1,515,092
Onsite health clinics	38,393	34,897	114,421	74,016
Other	14,056	11,871	40,195	35,229
Total revenue	$622,122	$572,800	$1,797,707	$1,624,337

VIII. Key Statistics
For the Three Months Ended September 30, 2026 and 2025

The following table sets forth facility counts for our occupational health centers and onsite health clinics operating segments for the periods presented:

	Three Months Ended September 30,
	2026	2025
Facility Counts
Number of occupational health centers—start of period	633	628
Number of occupational health centers acquired	4	—
Number of occupational health centers de novos	3	1
Number of occupational health centers closed	(1)	(1)
Number of occupational health centers—end of period	639	628
Number of onsite health clinics—end of period	423	413

The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:
	Three Months Ended September 30,
	2026	2025	% Change
Number of patient visits
Workers’ compensation	1,690,024	1,621,435	4.2%
Employer services	1,992,081	1,882,820	5.8%
Consumer health	49,851	53,442	(6.7)%
Total	3,731,956	3,557,697	4.9%
Visits per day volume
Workers’ compensation	26,407	25,335	4.2%
Employer services	31,126	29,419	5.8%
Consumer health	779	835	(6.7)%
Total	58,312	55,589	4.9%
Revenue per visit(1)
Workers’ compensation	$219.24	$211.82	3.5%
Employer services	95.65	92.01	4.0%
Consumer health	135.04	138.38	(2.4)%
Total	$152.14	$147.31	3.3%
Business Days(2)	64	64
_________________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers operating segment and does not include our onsite health clinics or other businesses operating segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.

IX. Key Statistics
For the Nine Months Ended September 30, 2026 and 2025
The following table sets forth facility counts for our occupational health centers and onsite health clinics operating segments for the periods presented:

	Nine Months Ended September 30,
	2026	2025
Facility Counts
Number of occupational health centers—start of period	628	552
Number of occupational health centers acquired	7	72
Number of occupational health centers de novos	5	5
Number of occupational health centers closed	(1)	(1)
Number of occupational health centers—end of period	639	628
Number of onsite health clinics—end of period	423	413

The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:
	Nine Months Ended September 30,
	2026	2025		% Change
Number of patient visits
Workers’ compensation	4,922,350	4,656,296		5.7%
Employer services	5,681,649	5,456,615		4.1%
Consumer health	157,982	169,474		(6.8)%
Total	10,761,981	10,282,385		4.7%

Visits per day volume
Workers’ compensation	25,771	24,379		5.7%
Employer services	29,747	28,569		4.1%
Consumer health	827	887		(6.8)%
Total	56,345	53,834	(3)	4.7%

Revenue per visit(1)
Workers’ compensation	$217.26	$209.98		3.5%
Employer services	96.11	93.04		3.3%
Consumer health	135.81	136.80		(0.7)%
Total	$152.10	$146.72		3.7%
Business days(2)	191	191
_________________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers segment and does not include our onsite health clinics or other businesses segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.
(3)    Does not foot due to rounding.

X. Net Income to Adjusted EBITDA Reconciliation
For the Three and Nine Months Ended September 30, 2026 and 2025
(In thousands, unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures that we believe provide useful insight into the underlying performance of our business by excluding items that may obscure trends in our core operating results. These metrics are not intended to be substitutes for U.S. GAAP measures such as net income and net income margin, and may differ from similarly titled metrics supported by other companies. We use these non-GAAP measures internally for budgeting, forecasting, and evaluating performance. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
Adjusted EBITDA is a supplemental measure that we believe offers useful insight into the Company’s business performance by excluding items that do not reflect the core operations of the Company. We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, stock compensation expense, acquisition related costs, gains or losses on early retirement of debt, and separation transaction costs. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. Adjusted EBITDA Margin is a supplemental measure that we believe helps assess the efficiency of our operations on a normalized basis.
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA Margin and should be referenced when we discuss Adjusted EBITDA and Adjusted EBITDA Margin.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Amount	% of Revenue(4)	Amount	% of Revenue(4)	Amount	% of Revenue(4)	Amount	% of Revenue(4)
Reconciliation of Adjusted EBITDA:
Net income(1)	$67,770	10.9%	$49,822	8.7%	$187,361	10.4%	$136,658	8.4%
Add (Subtract):
Income tax expense	22,266	3.6	15,967	2.8	61,627	3.4	44,376	2.7
Interest expense	25,163	4.0	28,683	5.0	76,889	4.3	82,424	5.1
Loss on early retirement of debt	—	—	—	—	—	—	875	0.1
Stock compensation expense	4,546	0.7	2,330	0.4	12,811	0.7	6,884	0.4
Depreciation and amortization	20,152	3.2	19,909	3.5	59,699	3.3	55,526	3.4
Separation transaction costs(2)	273	0.0	1,025	0.2	3,126	0.2	2,700	0.2
Nova and Pivot Onsite Innovations acquisition costs	66	0.0	1,181	0.2	345	0.0	7,151	0.4
Adjusted EBITDA(3)	$140,236	22.5%	$118,917	20.8%	$401,858	22.4%	$336,594	20.7%
_________________________________________
(1)    The percentage of revenue values on this row represent the net income margin for the period.
(2)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation from Select into a new, publicly traded company and are included within general and administrative expenses on the condensed consolidated statements of operations.
(3)    The percentage of revenue values on this row represent the Adjusted EBITDA Margin for the period.
(4)    Totals in this column may not foot due to rounding.

XI. Earnings per Share to Adjusted Earnings per Share Reconciliation
For the Three and Nine Months Ended September 30, 2026 and 2025
(In thousands, except per share amounts, unaudited)
Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are used by management to provide useful insight into the underlying performance of our business. Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are not measures of financial performance under U.S. GAAP and are not intended to be substitutes for U.S. GAAP measures such as net income attributable to the Company or earnings per share. These metrics may differ from similarly titled metrics supported by other companies. We believe that the presentation of Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are important to investors because they are reflective of the financial performance of Concentra’s ongoing operations and provide better comparability of its results of operations between periods. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
We define Adjusted Net Income Attributable to the Company as net income attributable to the Company, excluding gain (loss) on early retirement of debt, separation transaction costs, and acquisition costs, all on an after tax basis. We define Adjusted Earnings per Share as the Adjusted Net Income Attributable to the Company divided by the diluted weighted average shares outstanding.
The following table reconciles net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	Per Share(3)	2025	Per Share(3)	2026	Per Share(3)	2025	Per Share(3)
Reconciliation of Adjusted Net Income Attributable to the Company:
Net income attributable to the Company	$65,886	$0.52	$48,259	$0.38	$181,673	$1.42	$131,730	$1.03
Adjustments:
Loss on early retirement of debt	—	—	—	—	—	—	875	0.01
Separation transaction costs(1)	273	0.00	1,025	0.01	3,126	0.02	2,700	0.02
Nova and Pivot Onsite Innovations acquisition costs	66	0.00	1,181	0.01	345	0.00	7,151	0.06
Total additions (subtractions), net	$339	$0.00	$2,206	$0.02	$3,471	$0.03	$10,726	$0.08
Less: tax effect of adjustments(2)	(84)	(0.00)	(536)	(0.00)	(861)	(0.01)	(2,628)	(0.02)
Adjusted Net Income Attributable to the Company	$66,141	$0.52	$49,929	$0.39	$184,283	$1.44	$139,828	$1.09

Weighted average shares outstanding - diluted		127,104		128,170		127,789		128,163
_________________________________________
(1)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation from Select into a new, publicly traded company and are included within general and administrative expenses on the condensed consolidated statements of operations.
(2)    Tax impact is calculated using the annual effective tax rate, including discrete costs and benefits.
(3)    Totals in this column may not foot due to rounding.

XII. Net Cash Provided by Operating Activities to Free Cash Flow Reconciliation
For the Three and Nine Months ended September 30, 2026 and 2025
(In thousands, unaudited)
Free Cash Flow is used by management to provide useful insight into the underlying performance of our business. Free Cash Flow is not a measure of financial performance or liquidity under U.S. GAAP and is not intended to be a substitute for U.S. GAAP measures, such as net cash provided by operating activities. This metric may differ from similarly titled metrics supported by other companies. Other companies, including companies in our industry, may calculate Free Cash Flow differently than we do, limiting the usefulness of those measures for comparative purposes. We believe that the presentation of Free Cash Flow is important to investors because it is reflective of the financial performance and cash flows of Concentra’s ongoing operations and provides a better comparability of its cash flows between periods. Investors should consider this measure in addition to, and not as a replacement for, U.S. GAAP results reporting in our financial statements.
We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities, excluding business combinations, net of cash acquired. Free Cash Flow (i) does not represent residual cash flow available for discretionary expenditures and (ii) does not reflect our mandatory debt service obligations or other non-discretionary expenditures that are not deducted in calculating the measure.
The following table reconciles net cash provided by operating activities to Free Cash Flow.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$51,870	$60,627	$208,099	$160,705
Add (Subtract):
Net cash used in investing activities	(25,880)	(20,468)	(54,923)	(394,725)
Business combinations, net of cash acquired	6,235	—	9,995	333,300
Free Cash Flow	$32,225	$40,159	$163,171	$99,280

XIII. 2026 Net Income to Adjusted EBITDA Reconciliation
Business Outlook for the Year Ending December 31, 2026
(In millions, unaudited)
The following is a reconciliation of full year 2026 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to table X for discussion of Concentra’s use of Adjusted EBITDA in evaluating financial performance and for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2026 expectations.

	Range
	Low	High
Net income attributable to the Company	$216	$220
Net income attributable to non-controlling interests	7	7
Net income	$223	$227
Income tax expense	74	75
Interest expense	103	103
Income from operations	400	405
Stock compensation expense	21	21
Depreciation and amortization	81	81
Separation transaction costs	3	3
Adjusted EBITDA	$505	$510

XIV. 2026 Net Cash Provided by Operating Activities to Free Cash Flow Reconciliation
Business Outlook for the Year Ending December 31, 2026
(In millions, unaudited)
The following is a reconciliation of full year 2026 Free Cash Flow expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to table XII for discussion of Concentra’s use of Free Cash Flow in evaluating financial performance and for the definition of Free Cash Flow. Each item presented in the below table is an estimation of full year 2026 expectations.

	Range
	Low	High
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$300	$310
Add (Subtract):
Net cash used in investing activities	(90)	(80)
Business combinations, net of cash acquired	10	10
Free Cash Flow	$220	$240